Exhibit 99.2

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, DIRECTLY OR INDIRECTLY, IN WHOLE OR IN PART IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF THAT JURISDICTION.

THIS ANNOUNCEMENT IS NOT AN ANNOUNCEMENT OF A FIRM INTENTION TO MAKE AN OFFER UNDER RULE 2.7 OF THE CITY CODE ON TAKEOVERS AND MERGERS (THE "CODE") AND THERE CAN BE NO CERTAINTY THAT AN OFFER WILL BE MADE.

FOR IMMEDIATE RELEASE.

27 February 2018

Superior Cash Proposal for Sky by Comcast

•	Possible all-cash offer of £12.50 per share, premium of 16% to the current 21CF offer

•	Minimum acceptance condition of 50 per cent. plus one share

•	Confident in receiving all necessary regulatory approvals in a timely manner

•	Strategic opportunity to acquire a leading content and distribution business in the UK and Europe

•	Specific intentions to maintain a strong presence in the UK for the combined business:

o	Continued investment in creative industries in the UK

o	Support for high broadcasting standards and news impartiality in the UK

•	The combined business will have the resources and capabilities across content, technology and service to compete and grow in a rapidly changing market

•	Accretive to Comcast’s free cash flow per share in year one

Financial Terms of the Superior Cash Proposal

Comcast Corporation (“Comcast” or the “Company”) announces a possible all-cash offer of £12.50 for each Sky Share to be made by Comcast for the entire issued and to be issued share capital of Sky plc (“Sky”) (the “Superior Cash Proposal”).

The Superior Cash Proposal represents:

•	a premium of approximately 16% to the current Twenty-First Century Fox, Inc. (“21CF”) offer price of £10.75 for each Sky Share which 21CF and its affiliates do not already own (“21CF Offer”); and

•	a premium of approximately 13% to the closing price of £11.05 per Sky Share on 26 February 2018, being the last business day prior to the date of this announcement.

The Superior Cash Proposal implies a value of approximately £22.1 billion for the fully diluted ordinary share capital of Sky.

Commenting on the Superior Cash Proposal, Brian L. Roberts, Chairman and Chief Executive Officer of Comcast said:

“We think Sky is an outstanding company. It has 23 million customers, leading positions in the UK, Italy and Germany, and is a consistent innovator in its use of technology to deliver its customers a great experience. Sky has a proud record of investment in news and programming. It has great people and a very strong and capable management team.

We think that Sky would be very valuable to us as we look to expand our presence internationally. The Superior Cash Proposal values each Sky share at £12.50 in cash - a significant premium to the 21CF price currently recommended. We would like to own the whole of Sky and we will be looking to acquire over 50% of the Sky shares. We are confident that we will be able to receive the necessary regulatory approvals. If successful, the acquisition will enhance our free cash flow per share in the first year.

The UK is and will remain a great place to do business. We already have a strong presence in London and Comcast intends to use Sky as a platform for our growth in Europe. We intend to maintain and enhance Sky’s business. Adding Sky to the Comcast family of businesses will increase our international revenues from 9% to 25%. We believe that there are significant opportunities for growth by combining these businesses. We are continually seeing that customers’ demands and expectations are evolving rapidly as technology enables new products and services. By combining the content, technology expertise and investment of Comcast with the market leading businesses and talent within Sky, we will create a very exciting platform for growth across Europe.

We hold the management of Sky in high regard and would welcome the opportunity to meet with them and the independent directors of Sky to discuss our plans for the business, particularly with respect to maintaining Sky’s strong platform in the UK. In due course, we very much hope that the independent directors will recommend our proposal.”

Intentions in relation to Sky and the UK

Comcast attaches great importance to the skills and experience of the existing managers and employees of Sky. Comcast would approach integration of the broader management team in an open and transparent manner.

Comcast is making the following specific statements of intent with regard to Sky’s business in the UK. The six principles of Comcast’s Superior Cash Proposal for Sky are as follows:

1.       Supporting growth in the UK

Comcast will maintain Sky’s UK HQ at the Osterley campus. Owned by Comcast, NBCUniversal is one of the world’s leading media and entertainment companies with more than 1,300 employees in the UK. As a producer, NBCUniversal has invested over $1 billion in film and TV productions in the UK over the past three years in a wide variety of content.

2.       Supporting the creative industries in the UK

Comcast will continue to support Sky as a global leader in content creation, arts, culture, and entertainment. Comcast intends to increase Sky’s investment in UK TV and film production. Comcast currently invests in UK TV and film production, including in Carnival Films, the makers of Downton Abbey and The Last Kingdom. Comcast is a global media and technology company, bringing entertainment and communications experiences to millions of people. The Company has a proven track record of investing in the creative sector, including through Universal Pictures, Illumination Entertainment and DreamWorks Animation.

3.       Supporting high broadcasting standards and news impartiality in the UK

Comcast recognises that Sky News is an invaluable part of the UK news landscape and the Company intends to maintain Sky News’ existing brand and culture, as well as its strong track record for high-quality impartial news and adherence to broadcasting standards. While Comcast does own a substantial international operation in the UK, with more than 1,300 employees, the Company has only a minimal presence in the UK media market. Comcast therefore does not believe that this Superior Cash Proposal should create any media plurality concerns in the UK.

4.       Supporting innovation in the UK

Comcast will continue to support Sky’s technology hub in Leeds and its Software Engineering Academy scheme. In the US, Comcast and NBCUniversal have been innovators in creating and delivering award-winning content and technologies to consumers. The combined company will create compelling opportunities for growth and innovation.

5.       Supporting young people in the UK

Comcast will maintain Sky’s Software Engineering Academy scheme, which offers technology apprenticeships and graduate opportunities to young people across the north of England. Comcast intends to continue investment in employees’ professional development across the UK. Comcast was founded as a start-up 55 years ago and that entrepreneurial spirit is still at the heart of everything we do. Comcast believes that to thrive as a company, we must invest in our people, giving them opportunities to flourish. The Company provides many opportunities for employees to showcase their creativity and talents, including: programmes for all employees to share original ideas; opportunities for employees to partner, explore, and develop projects not core to their responsibilities; leadership and development programmes for employees of all levels; and internships and apprentice programmes for hundreds of young people annually.

6.       Supporting communities in the UK

Comcast will continue Sky’s local community programmes to inspire more people to get involved in sports. The Company intends to support Sky’s Bigger Picture Programme to create new opportunities for young people to develop themselves, including Sky Sports Scholarships, which support promising young athletes. Comcast knows the power of sports and how it brings communities together, as well as the importance of corporate social responsibility programmes to building the communities where the Company’s employees and customers live and work.

The above intention statements in relation to Sky are not “post-offer undertakings” for the purposes of Rule 19.5 of the Code.

Strategic Rationale

Sky is a leading consumer entertainment company in Europe, providing exceptional entertainment and communication services to consumers primarily in the UK, Germany and Italy. Comcast is a global media and technology company consisting of two primary businesses, Comcast Cable and NBCUniversal. NBCUniversal is one of the world’s leading media and entertainment companies with a London-based international head office focused on the sale and distribution of films and television shows to markets outside of North America. Comcast Cable is one of the largest high-speed internet and video providers in the US serving 29 million customers with its broadband service and its Xfinity X1 video product.

In an increasingly global competitive landscape, the combination of Sky with Comcast would create an organisation ideally equipped to grow, compete and innovate for the benefit of over 50 million combined global customers. This transaction will create opportunities for Sky and Comcast to work together for best-in-class platform innovation.

By adding Sky to the Comcast family of businesses, the acquisition would enhance the entertainment, content creation, distribution and technology leadership of Comcast, and importantly expand Comcast’s international footprint to more effectively compete in the rapidly changing and intensely competitive entertainment and communications landscape.

In addition, the combination would create a highly attractive combined portfolio of sports, news, movies and filmed entertainment content, adding the strength of the Sky brand, channels and content creation to Comcast’s existing portfolio that includes NBC, Universal Pictures, Illumination Entertainment and DreamWorks Animation. This portfolio of content would be well positioned to compete across the global entertainment landscape.

The combined business will benefit from a wider geographic footprint to distribute its content and to increase its technology innovation, whilst also creating more opportunities to distribute Sky’s growing library of owned content across Comcast’s US footprint. Further, by providing entertainment and communications distribution businesses in primarily three of the top five entertainment and communications markets in Europe (UK, Germany and Italy), a leading over-the-top video service in Now TV and a platform for further international growth, the acquisition would expand Comcast’s international presence. In addition, Comcast and Sky will benefit from each other’s technology development allowing customers from both companies to experience industry leading innovations from the US and Europe.

The combination with Sky is expected to be accretive to Comcast’s free cash flow per share in year one excluding one-time transaction related expenses. The Board of Comcast believes that this transaction would provide attractive returns to shareholders and the combined business would be well positioned to drive future growth.

Implementation of the Superior Cash Proposal

Were Comcast to announce a firm offer for the entire issued and to be issued share capital of Sky, it would intend to implement the offer by way of a takeover offer within the meaning of Part 28 of the Companies Act 2006 (the “Act”). Under these circumstances, a transaction would be conditional upon the receipt of valid acceptances in respect of Sky Shares which, together with Sky Shares that Comcast has acquired or may agree to acquire (whether pursuant to the offer or otherwise), carry in aggregate more than 50% of the voting rights then normally exercisable at a general meeting of Sky.

Comcast reserves the right to elect, with the consent of The Panel on Takeovers and Mergers (“the Panel”), to implement its offer by way of a Court-sanctioned scheme of arrangement in accordance with Part 26 of the Act.

The announcement of a firm offer for Sky is subject to and will not be made without final approval by the Board of Comcast.

Financing

The cash consideration under the transaction would be financed through a combination of Comcast’s existing financial resources and new third party debt.

Anti-trust and Regulatory Approvals

Any transaction would be subject to conditions that are customary for a combination of this nature. This includes receipt, on satisfactory terms, of all anti-trust and regulatory approvals.

Anti-trust clearance will be required from the European Commission in addition to certain national regulatory approvals. Comcast is confident that all necessary approvals can be obtained in a timely manner and no material anti-trust or other regulatory issues are anticipated.

Dividends

Comcast reserves the right to reduce the amount of the consideration of the Superior Cash Proposal by some or all of the amount of any dividend (or other distribution or return of capital) other than a Permitted Dividend (as defined below), which is announced, declared, paid or becomes payable by Sky to its shareholders on or after the date of this announcement and prior to the date on which Comcast is entered into the register of members of Sky following the Effective Date. The “Permitted Dividends” are:

•	the interim dividend of 13.06p per Sky Share in respect of the six months ending 31 December 2017 that becomes payable to Sky shareholders on 23 April 2018; and

•	any final dividend in respect of the year ending 30 June 2018, provided that it does not exceed 21.8p per Sky Share and is declared and paid prior to the Effective Date.

For these purposes, “Effective Date” means: (a) if Comcast proceeds to make a firm offer for Sky by way of a takeover offer within the meaning of Part 28 of the Act, the date on which such offer becomes or is declared wholly unconditional in all respects; and (b) if Comcast proceeds to make a firm offer for Sky and such firm offer is implemented by way of a Court-sanctioned scheme of arrangement in accordance with Part 26 of the Act, the date on which such scheme becomes effective in accordance with its terms.

The Superior Cash Proposal does not constitute an offer or impose any obligation on Comcast to make an offer, nor does it evidence a firm intention to make an offer within the meaning of the Code. Accordingly, there can be no certainty that any offer will ultimately be made.

A further announcement will be made when appropriate.

Investor Presentation Details

Comcast will host two conference calls for investors and analysts today. Details for the calls are as follows:

Investor and analyst webcast #1

Time: 4 a.m. EST / 9 a.m. GMT / 10 a.m. CET

Webcast link:

https://3xscreen.videosync.fi/2018-02-27-webcast-9am

Phone numbers:

United Kingdom Toll-Free: 0800 358 9473 PIN: 84364746#

United States Toll-Free: +1 855 857 0686 PIN: 84364746#

Investor and analyst webcast #2

Time: 8 a.m. EST / 1 p.m. GMT / 2 p.m. CET

Webcast link:

https://3xscreen.videosync.fi/2018-02-27-webcast-1pm

Phone numbers:

United Kingdom Toll-Free: 0800 358 9473 PIN: 83986596#

United States Toll-Free: +1 855 857 0686 PIN: 83986596#

Enquiries

Comcast Corporation
D’Arcy Rudnay (Media)	Tel: +1 215 286 8582
Jason Armstrong (Investors)	Tel: +1 215 286 7972

Robey Warshaw
Simon Robey / Simon Warshaw	Tel: +44 20 7317 3900

Evercore
Roger Altman / Eduardo Mestre	Tel: +1 212 857 3100

BofA Merrill Lynch
Adrian Mee / Tim Waddell (Corporate Broking)	Tel: +44 20 7628 1000

Tulchan Communications
Andrew Grant/ Tom Murray /	Tel: +44 20 7353 4200
James Macey-White / Graeme Wilson CBE

Comcast has retained Davis Polk & Wardwell LLP and Freshfields Bruckhaus Deringer LLP as legal advisors in connection with the matters described in this announcement.

Website publication

A copy of this announcement will be made available, subject to certain restrictions relating to persons resident in restricted jurisdictions, on Comcast’s website at www.cmcsa.com/proposal-for-sky in accordance with Rule 26 of the Code by no later than 12 noon (London time) on 28 February 2018. The content of the websites referred to in this announcement is not incorporated into and does not form part of this announcement.

Definitions, Sources of Information and Bases of Calculation

i.	The financial information relating to Sky has been extracted or derived from the Annual Report for Sky for the fiscal year ended 30 June 2017 and the unaudited results for the six months ended 31 December 2017.

ii.	“Sky Share” means an ordinary share of 50 pence each in the capital of Sky.

iii.	The closing prices for Sky Shares are the closing middle market quotations derived from the London Stock Exchange Daily Official List.

iv.	The value attributed to the entire existing issued and to be issued share capital of Sky under the terms of the possible all-cash offer is based on multiplying the proposed £12.50 by Sky’s fully diluted share capital (as referred to in paragraph (v) below).

v.	The fully diluted share capital of Sky of 1,764,836,645 shares is calculated on the basis of:

a.	Sky's issued share capital as at close of business on 26 February 2018 (being the last business day prior to the date of this announcement) of 1,719,017,230 Sky Shares;

b.	10,067,153 outstanding share options that have been granted by Sky under the Sharesave Scheme (with a weighted average exercise price of £7.19); and

c.	41,542,888 outstanding share awards and options that have been granted under the Senior Management Schemes that may vest or become exercisable at no cost subject (where applicable) to certain conditions.

vi.	The premium calculations to the price per Sky Share have been calculated by reference to:

a.	the current 21CF offer price of £10.75 for each Sky Share which 21CF and its affiliates do not already own; and

b.	a price of £11.05 per Sky Share, being the closing price on 26 February 2018 (the last Business Day prior to the announcement of the possible all-cash offer).

Important information

Robey Warshaw LLP (“Robey Warshaw”), which is authorised and regulated by the Financial Conduct Authority in the United Kingdom, is acting exclusively as financial adviser to Comcast and no one else in connection with the matters referred to in this announcement, and Robey Warshaw will not be responsible to anyone other than Comcast for providing the protections afforded to clients of Robey Warshaw or for providing advice in relation to the matters referred to in this announcement, the contents of this announcement or any other matter referred to herein.

Evercore Partners International LLP, which is authorised and regulated in the United Kingdom by the Financial Conduct Authority, is acting as financial adviser exclusively for Comcast and no one else in connection with the matters referred to in this announcement and will not regard any other person as its client in relation to the matters referred to in this announcement and will not be responsible to anyone other than Comcast for providing the protections afforded to clients of Evercore Partners International LLP, nor for providing advice in relation to the matters referred to in this announcement.

Merrill Lynch International (“BofA Merrill Lynch”), a subsidiary of Bank of America Corporation, which is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority in the United Kingdom. BofA Merrill Lynch is acting exclusively as financial adviser for Comcast and will not be responsible to anyone other than Comcast for providing the protections afforded to its clients or for providing advice in relation to the matters set out in this announcement .

This announcement is not intended to and does not constitute an offer to buy or the solicitation of an offer to subscribe for or sell or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction. The release, publication or distribution of this announcement in whole or in part, directly or indirectly, in, into or from certain jurisdictions may be restricted by law and therefore persons in such jurisdictions should inform themselves about and observe such restrictions.

Important information for U.S. shareholders

Sky is a public limited company incorporated in England. If an offer is made for Sky, it would be made in the United States in compliance with the applicable U.S. tender offer rules under the U.S. Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”), including Regulation 14E thereunder, and otherwise in accordance with the requirements of English law. Accordingly, any offer will be subject to disclosure and other procedural requirements, including with respect to withdrawal rights, the offer timetable, settlement procedures and timing of payments that are different from those applicable under U.S. domestic tender offer law and practice. Sky’s financial information, including any included in any offer documentation, will not have been prepared in accordance with U.S. GAAP, or derived therefrom, and may therefore differ from, and not be comparable with, financial information of U.S. companies.

Comcast and its affiliates or brokers (acting as agents for Comcast or its affiliates, as applicable) may from time to time, and other than pursuant to any offer for Sky that is commenced, directly or indirectly, purchase, or arrange to purchase outside the United States, shares in Sky or any securities that are convertible into, exchangeable for or exercisable for such shares before or during the period in which any offer remains open for acceptance, to the extent permitted by, and in compliance with, Rule 14e-5 under the U.S. Exchange Act and in compliance with the Code. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. Information about any such purchases or arrangements to purchase that is made public in accordance with English law and practice will be available to all investors (including in the United States) via the Regulatory News Service on www.londonstockexchange.com.

If any offer for Sky is consummated, the transaction may have consequences under U.S. federal income tax and applicable U.S. state and local, as well as foreign and other, tax laws. Each shareholder is urged to consult his or her independent professional adviser regarding the tax consequences of any offer.

Disclosure requirements of the Code

Under Rule 8.3(a) of the Code, any person who is interested in 1% or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person's interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 pm (London time) on the 10th business day following the commencement of the offer period and, if appropriate, by no later than 3.30 pm (London time) on the 10th business day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in 1% or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person's interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror, save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 pm (London time) on the business day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Takeover Panel's website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Panel's Market Surveillance Unit on +44 (0) 20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.

Forward looking statements

This announcement (including information incorporated by reference in this announcement), oral statements made regarding the Superior Cash Proposal, and other information published by Comcast contain statements which are, or may be deemed to be, “forward-looking statements”. Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of the management of

Comcast about future events, and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. The forward-looking statements contained in this announcement include statements relating to the expected effects of the Superior Cash Proposal on Comcast and Sky, the expected timing and scope of the Superior Cash Proposal and other statements other than historical facts. Often, but not always, forward-looking statements can be identified by the use of forward-looking words such as “plans”, “expects” or “does not expect”, “is expected”, “is subject to”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “should”, “would”, “might” or “will” be taken, occur or be achieved. Although Comcast believes that the expectations reflected in such forward-looking statements are reasonable, Comcast can give no assurance that such expectations will prove to be correct. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements should therefore be construed in the light of such factors. Neither Comcast nor any of its associates or directors, officers or advisers, provides any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements in this announcement will actually occur. You are cautioned not to place undue reliance on these forward-looking statements. Other than in accordance with their legal or regulatory obligations, Comcast is under no obligation, and Comcast expressly disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

No statement in this announcement is intended as a profit forecast or profit estimate.

About Comcast

Comcast Corporation is a global media and technology company with two primary businesses, Comcast Cable and NBCUniversal. Comcast Cable is one of the United States’ largest video, high-speed internet, and phone providers to residential customers under the XFINITY brand, and also provides these services to businesses. It also provides wireless and security and automation services to residential customers under the XFINITY brand. NBCUniversal operates news, entertainment and sports cable networks, the NBCUniversal and Telemundo broadcast networks, television production operations, television station groups, Universal Pictures and Universal Parks and Resorts. Visit www.comcastcorporation.com for more information.